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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c)
     or sec. 240.14a-12

                           ARV ASSISTED LIVING, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                     [ARV Assisted Living, Inc. Letterhead]


                                  June 8, 1998


Dear Stockholder:

        The Annual Meeting of Stockholders of ARV Assisted Living, Inc. (the "Company"), originally scheduled for June 3, 1998, was adjourned to June 19, 1998 because a quorum was not present in person or by proxy at the originally scheduled time.

        Our records indicate that your shares of ARV Assisted Living, Inc. have not yet been voted. Since more than 50 percent of the Company's outstanding common shares are required to be voted before business can be transacted at the Annual Meeting, and nearly 49 percent of the shares have already been voted, we urge you to vote your shares so that we can conduct the Annual Meeting.

        The polls remain open until the meeting is reconvened at 10 a.m. PDT, Friday, June 19, 1998 at the offices of Latham & Watkins, 650 Town Center Drive, 20th Floor, Costa Mesa, California. The only business to be conducted at the Annual Meeting is the reelection of three members to the Board of Directors of the Company.

        I urge you to read the Proxy Statement carefully that was previously mailed to you, then mark, sign, date and return the enclosed proxy card promptly in the prepaid envelope provided for this purpose. Please mail the proxy no later than June 15, 1998, to assure that it reaches the tabulation agent in time to be counted. For your convenience, you may also fax your proxy to our tabulation agent at (213) 553-9735. Faxed proxies will be accepted until 10 a.m. PDT, June 19, 1998. Your shares will be voted at the Annual Meeting in accordance with your proxy, if given.

        Thank you very much for your attention and support.

                                    Sincerely,


                                    /s/ HOWARD G. PHANSTIEL
                                    ----------------------------------------
                                    Howard G. Phanstiel
                                    Chairman of the Board